As filed with the Securities and Exchange Commission on November 14, 2018

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bain Capital Specialty Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2878769
(State of incorporation or organization)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-227743

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The description of the shares of common stock, par value $0.001 per share (the “Common Stock”), of Bain Capital Specialty Finance, Inc. (the “Company”) contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2018 (Registration No. 333-227743), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.

Item 2.                                                         Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 14, 2018	Bain Capital Specialty Finance, Inc.

	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary